EXHIBIT 23. (p)(2)(a)

LEE FINANCIAL GROUP HAWAII, INC.

LEE FINANCIAL SECURITIES, INC.

CODE OF ETHICS

ATTACHMENT A

Effective: February 1, 2005

Amended: January 1, 2021

List of Access Persons

Edwin Chau - Analyst

Nora Foley – Executive Vice President, CCO, Treasurer

Christine Iha - Administration

Jandi Iha – Administration

Sarah Kleinschmidt – Wealth Manager

Stephanie Kuwaye – Senior Administrator

Janel Lam - Administration

Terrence Lee - Director, President and CEO

Kathy Lum – Vice President Wealth Manager

Lee Ann Matsuda – Vice President

Charlotte Meyer - Director, Executive Vice President, Secretary

Amber Suhas – Wealth Manager

Charlotte Teruya-Westcott – Wealth Manager

List of Investment Personnel

Edwin Chau - Analyst

Terrence Lee - Director, President and CEO

Sarah Kleinschmidt – Wealth Manager

Kathy Lum – Vice President Wealth Manager

Amber Suhas – Wealth Manager

Charlotte Teruya-Westcott – Wealth Manager

Review Officer

Nora Foley – Chief Compliance Officer

Alternate Review Officer

Terrence Lee – President and CEO, Director